UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 10, 2016

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Fourth Quarter and Year End Preliminary Results

Roka Bioscience, Inc. (the “Company” or “Roka”) is currently finalizing its financial results for the three months and year ended December 31, 2015. While full financial information for the three months and year ended December 31, 2015 is not yet available, the Company is providing the following unaudited preliminary information for the three months and year ended December 31, 2015 as an update. Based on the information and data currently available, the Company’s management preliminarily estimates that revenue was $1.5 million and $6.0 million for the three months and year ended December 31, 2015, respectively, compared to $1.4 million and $5.1 million for the three months and year ended December 31, 2014, respectively. The Company had cash, cash equivalents and short-term investments of approximately $32.3 million at December 31, 2015.

During the three months ended December 31, 2015, the Company placed two instruments with customers. As of December 31, 2015, the Company had 41 instruments placed with customers under commercial agreements, compared to 38 instruments as of December 31, 2014.

The foregoing selected, unaudited preliminary financial information is based upon the Company’s progress to date and does not present all necessary information for an understanding of the Company’s financial condition as of December 31, 2015 or its results of operations for the three months and year ended December 31, 2015. The preparation and audit of the Company’s financial statements for the year ended December 31, 2015 is ongoing and could result in material changes to the financial results set forth above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act, including statements relating to the Company’s unaudited preliminary financial information. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and the Company cautions stockholders not to place undue reliance on the forward-looking statements contained in this report. These risks and uncertainties include, without limitation, risks and uncertainties related to the ongoing process of preparing and auditing the financial statements of Roka and risks and uncertainties related to Roka and its business due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in the Company’s expectations.

The information in this Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	ROKA BIOSCIENCE, INC.

	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President, Chief Financial Officer